Exhibit 1.1

6,189,794 Shares

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Class A Common Stock

UNDERWRITING AGREEMENT

March 4, 2014

Barclays Capital Inc.
745 Seventh Avenue

New York, New York 10019

Dear Sirs:

1.                                      Introductory.  The Stockholders of Spirit AeroSystems Holdings, Inc., a Delaware corporation (the “Company”) listed in Schedule A hereto (the “Selling Stockholders”) propose severally to sell an aggregate of 6,189,794 outstanding shares of the Company’s class B common stock, par value $0.01 per share (the “Class B Stock”), which will automatically convert upon sale into the same number of shares of class A common stock, par value $0.01 per share (such class A common stock, the “Securities”) (such shares of securities being hereinafter referred to as the “Offered Securities”).  The Company and the Selling Stockholders hereby agree with the Underwriter named in Schedule B hereto (the “Underwriter”) as follows:

2.                                      Representations and Warranties of the Company and the Selling Stockholders.

(a)                                 The Company represents and warrants to, and agrees with, the Underwriter that:

(i)                                     An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No.  333-173369) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2011; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Basic Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

(ii)                                  No order preventing or suspending the use of the Basic Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Basic Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (the “Rules and Regulations”) thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof;

(iii)                               For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern time) on March 4, 2014; the information set forth on Exhibit B hereto; any Issuer Free Writing Prospectus listed on Exhibit C hereto and the Basic Prospectus, (collectively, the “General Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the General Disclosure Package does not conflict with the information contained in the Registration Statement or the Prospectus and the General Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the General Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof;

(iv)                              The documents incorporated by reference in the Prospectus, when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (it being understood and agreed that the only such information is that described as such in Section 8(c) hereof); and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Exhibit D hereto;

(v)                                 The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof;

(vi)                              (A) At the time of filing of the Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (1) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (2) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(vii)                           At (i) the time of filing the Registration Statement and (ii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act;

(viii)                        If at any time following issuance of an Issuer Free Writing Prospectus but no later than the latest of (i) the Closing Date, (ii) the completion of the distribution of the Offered Securities or (iii) the termination of the Underwriter’s prospectus delivery obligation pursuant to Section 4(3) of the Act, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(c) hereof.

(ix)                              The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(x)                                 Each subsidiary of the Company has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, or other entity power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for any such jurisdiction where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects (other than transfer restrictions imposed under applicable securities laws).

(xi)                              The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable, will be consistent in all material respects with the information in the General Disclosure Package and will conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

(xii)                           Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiii)                        Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act that have not been complied with or waived in writing.

(xiv)                       The Offered Securities have been approved for listing on The New York Stock Exchange.

(xv)                          No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities, except such as have been obtained and made under the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and such as may be required under state securities laws.

(xvi)                       The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities as herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company (each, a “Governmental Entity”), (b) any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (c) the charter or by-laws of the Company or any such subsidiary, except, in the case of clauses (a) and (b) above, as would not have a Material Adverse Effect, and the Company has full power and authority to authorize and issue the Offered Securities as contemplated by this Agreement.

(xvii)                    This Agreement has been duly authorized, executed and delivered by the Company.

(xviii)                 Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(xix)                       The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xx)                          No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.

(xxi)                       The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property or licenses to use the same (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxii)                    Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxiii)                 Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(xxiv)                The financial statements of the Company and its consolidated subsidiaries, together with the related notes, included or incorporated by reference in the Registration Statement and the General Disclosure Package present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedule included in the Registration Statement presents fairly, in all material respects, the information required to be stated therein.

(xxv)                   [Reserved]

(xxvi)                Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xxvii)             Except as disclosed in the General Disclosure Package, the Company and each of its subsidiaries makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United States and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxviii)          The Company is not an “investment company” as defined in the Investment Company Act of 1940.

(xxix)                None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx)                   None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or  representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of  Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxi)                The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxii)             Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or similar organizational document.

(b)                                 Each Selling Stockholder severally represents and warrants to, and agrees with, the Underwriter that:

(i)                                     Such Selling Stockholder, if it is not a natural person, is validly existing and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization.

(ii)                                  Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into (a) this

Agreement and (b) the Custody Agreement (the “Custody Agreement”) signed by such Selling Stockholder and the Company, as Custodian (the “Custodian”), relating to the deposit of the Offered Securities to be sold by such Selling Stockholder and the Power of Attorney (the “Power of Attorney”) appointing certain individuals as such Selling Stockholders’ attorneys-in-fact (the “Attorneys-in-Fact”) to the extent set forth therein and relating to the transactions contemplated hereby; provided that such clause (b) shall not apply to any Selling Stockholder that is a partnership, company or other entity directly or indirectly controlled or owned by Onex Corporation (each such entity, an “Onex Entity” and each such Selling Stockholder, an “Onex Selling Stockholder”); and to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Stockholder in the manner provided herein and therein.

(iii)                               This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(iv)                              The Custody Agreement and the Power of Attorney of such Selling Stockholder, other than any Onex Selling Stockholder, have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder, enforceable in accordance with their terms.

(v)                                 The execution and delivery by such Selling Stockholder, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene any provision of applicable law or the organizational documents of such Selling Stockholder or any agreement or other instrument binding upon such Selling Stockholder or any of its assets or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder or any of its assets, except where such contravention would not individually or in the aggregate materially adversely affect the ability of such Selling Stockholder to consummate the transactions contemplated hereby, and no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the performance by such Selling Stockholder of its obligations under this Agreement, except (A) such as have been obtained or made, (B) such as may be required under state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) and (C) such as may be required by the securities laws of any jurisdiction outside the United States of America.

(vi)                              Such Selling Stockholder has and on the Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on the Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on the Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on the Closing Date hereunder the Underwriter will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on the Closing Date, free and clear of all liens, encumbrances, equities or adverse claims.

(vii)                           (A) At the time the Registration Statement became effective pursuant to rule 462(e) under the Act (the “Effective Time”) the Registration Statement, conformed in all material respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they are made) not misleading.  As of the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The two preceding sentences apply only to the extent that any statements in or omissions from the Registration Statement, the Prospectus or the General Disclosure Package are based on written information furnished to the Company by such Selling Stockholder specifically for use therein.  For all purposes in this Agreement such information is limited to the information set forth under the captions “Prospectus Summary,” “Prospectus Supplement Summary” and “Selling Stockholders” (consisting of the name and address, number of shares and related footnotes to the table contained in such section) insofar as such information relates to such Selling Stockholder and is based on written information furnished to the Company by such Selling Stockholder (such Selling Stockholder’s “Selling Stockholder Information”).

(viii)                        All of such Selling Stockholder’s Selling Stockholder Information contained in any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Selling Stockholders notified or notify the Company and the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Selling Stockholder Information conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, such Selling Stockholder has promptly notified or will promptly notify the Company and the Underwriter and will provide the Company with all necessary information so as to correct such untrue statement or omission.

(ix)                              If such Selling Stockholder is an officer or director of the Company named under the caption “Executive Officers of the Registrant” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 or under the caption “Proposal 1: Election of Directors” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 26, 2013, such Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Prospectus to sell its Securities pursuant to this Agreement.

(x)                                 There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Stockholder, or, to such Selling Stockholder’s knowledge, any direct or indirect stockholder that is an affiliate of such Selling Stockholder, is a party, which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto that are not so described or filed.

(xi)                              Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

3.                                      Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees, to purchase from each Selling Stockholder, at a purchase price of $28.52 per share, that number of Offered Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto.

Certificates in negotiable form for the Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under the Custody Agreements.  Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriter hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust.  If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or  other event or termination.  This paragraph shall not apply to the Onex Selling Stockholders or to Offered Securities owned by any Onex Selling Stockholders.

The Onex Selling Stockholders and the Custodian will deliver the Offered Securities to or as instructed by the Underwriter in a form reasonably acceptable to the Underwriter against payment of the purchase price by the Underwriter in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of Spirit AeroSystems Holdings, Inc., as Custodian, in the case of 189,794 shares of Offered Securities, Onex Partners LP, in the case of 3,368,781 shares of Offered Securities, OAH Wind LLC, in the case of 1,592,922 shares of Offered Securities, Wind EI II LLC, in the case of 98,182 shares of Offered Securities, Onex US Principals LP, in the case of 34,349 shares of Offered Securities and Onex Spirit Co-Invest LP, in the case of 905,766 shares of Offered Securities at the office of Cahill Gordon & Reindel LLP, at 9:00 a.m., New York time, on March 10, 2014, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “Closing Date.”  For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The Offered Securities so to be delivered will be made available for checking at the office of Cahill Gordon & Reindel LLP at least 24 hours prior to the Closing Date.

4.                                      Offering by Underwriter.  It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5.                                      Certain Agreements of the Company and the Selling Stockholders.  The Company agrees with the Underwriter and the Selling Stockholders that:

(a)                                 The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of this Agreement.  The Company will advise the Underwriter promptly of any such filing pursuant to Rule 424(b).

(b)                                 The Company will advise the Underwriter promptly of any proposal to amend or supplement at any time the Registration Statement and will not effect such amendment or supplementation without the consent of the Underwriter; and the Company will also advise the Underwriter promptly of any amendment or supplementation of a Registration Statement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)                                  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by the Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Underwriter’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(d)                                 As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act.  For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e)                                  The Company will furnish to the Underwriter copies of the Registration Statement (including all exhibits), each Issuer Free Writing Prospectus and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter reasonably requests.  The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the second business day following the execution and delivery of this Agreement.  All other documents shall be so furnished as soon as available.  The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(f)                                   The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter may reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Securities) or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)                                  The Company and each Selling Stockholder agree with the Underwriter that the Company and such Selling Stockholder will pay all expenses incident to the performance of the obligations of the Company and such Selling Stockholder, as the case may be, under this Agreement and for any transfer taxes on the sale by such Selling Stockholder of the Offered

Securities to the Underwriter; the Company will pay for any filing fees and other expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter reasonably designates and the printing of memoranda relating thereto, for the filing fee incident to the review by FINRA of the Offered Securities, for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.  Nothing in this paragraph 5(g) amends or otherwise alters any existing agreement between the Company and the Selling Stockholders with respect to responsibilities for expenses in connection with the Offered Securities.

(h)                                 For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, or enter into a transaction which would have the same effect, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriter, except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof or grants of stock pursuant to the terms of a plan on file as an exhibit to the Registration Statement on the date hereof (including, without limitation, exhibits incorporated by reference).  The initial Lock-Up Period will commence on the date hereof and will continue and include the date 45 days after the date hereof or such earlier date that the Underwriter consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension.  The Company will provide the Underwriter with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(i)                                     Each Selling Stockholder that is an Onex Entity or an officer or director of the Company for purposes of Section 16 of the Exchange Act agrees during the Lock-Up Period not to offer, sell, contract to sell, pledge or otherwise dispose of, or enter into a transaction which would have the same effect, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriter, except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof or grants of stock pursuant to the terms of a plan on file as an exhibit to the Registration Statement on the date hereof (including, without limitation, exhibits incorporated by reference).  This paragraph (i) shall not apply to (A) in the case of an Onex Selling Stockholder, Securities acquired in the open market, any Securities sold in the Offering pursuant to this Agreement and transfers or distributions of Securities between or among an Onex Entity and another Onex Entity, provided the transferee agrees to be bound in writing by the terms of this Section 5(i) prior to such transfer and no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing (including amendments) pursuant to Section 13(d) or 13(g) of the Exchange Act or a filing on Form 3, 4 or 5 under the Exchange Act); and (B) in the case of a Selling Stockholder that is not an Onex Selling Stockholder, Securities acquired in the open market, any Securities sold in the Offering pursuant to this Section 5(i), and transfers of Securities to a family member or a trust or any affiliate or to the Company by a Selling Stockholder upon termination of employment with the Company, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing (including amendments) pursuant to Section 13(d) or 13(g) of the Exchange Act or a filing on Form 3, 4 or 5 under the Exchange Act).  Notwithstanding anything to the contrary herein, at any time during the Lock-Up Period, each Selling Stockholder shall be permitted (i) to establish a contract, instruction or plan meeting the requirements of Rule 10b5-1(c)(1) under the Exchange Act (a “10b5-1 Plan”), and to maintain and transfer Securities under any 10b5-1 Plan existing as of the date hereof, provided that, prior to the expiration of the Lock-Up Period, (x) such Selling Stockholder shall not transfer any of such Selling Stockholder’s Securities under a 10b5-1 Plan established during the Lock-Up Period and (y) such Selling Stockholder shall not make any public announcement with respect to any 10b5-1 Plan (other than a filing on Forms 3, 4 or 5), and (ii) in the case of the Selling Stockholders that are not Onex Selling Stockholders, to sell Securities, or to direct the Company to sell Securities on behalf of such Selling Stockholder, to satisfy withholding tax obligations of the Selling Stockholder arising in connection with vesting of shares under any equity compensation plan of the Company.

(j)                                    The Underwriter agrees that paragraphs 5(h) and (i) are in lieu of the obligations of the Company and the stockholders of the Company under Section 3 of that certain Registration Agreement, dated June 16, 2005 (as amended by the First Amendment thereto, dated April 6, 2011, the “Registration Agreement”), among the Company, Onex Partners LP, and the other stockholders listed therein, with respect to the offering of the Offered Securities as contemplated hereunder and the provisions of Section 3 of the Registration Agreement shall be of no further force and effect in connection with the offering of the Offered Securities as contemplated hereunder.

6.                                      Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter and Selling Stockholder each represents and agrees that, unless it obtains the prior consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely

Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.                                      Conditions of the Obligations of the Underwriter.  The obligations of the Underwriter to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)                                 [Reserved]

(b)                                 The Underwriter shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of PricewaterhouseCoopers LLP in form and substance satisfactory to the Underwriter and PricewaterhouseCoopers LLP containing statements and information of the type ordinarily included in the accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information contained or incorporated by reference in the Registration Statement, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show” as defined in Rule 433(h)) and the General Disclosure Package.

(c)                                  The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement.  Prior to the Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Underwriter, shall be contemplated by the Commission.

(d)                                 Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Underwriter, is material and adverse and makes it impractical to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a) of the Exchange Act), but not including a change in outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on the New York Stock Exchange; (vi) any banking moratorium declared by U.S. Federal or New York State authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency, in any such case if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(e)                                  The Underwriter shall have received an opinion, dated the Closing Date, of Kaye Scholer LLP, counsel for the Company and Selling Stockholders substantially in the form of Exhibit A hereto.

(f)                                   The Underwriter shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on the Closing Date, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)                                  The Underwriter shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state that:  to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement are true and correct; the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the dates of the most recent financial statements included or incorporated by reference in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h)                                 The Underwriter shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(i)                                     On or prior to the date of this Agreement, the Underwriter shall have received lockup letters, substantially in the form of Exhibit E hereto, from each of the persons set forth on Schedule D-1.

(j)                                    On or prior to the Closing Date, the Underwriter shall have received a lockup letter, substantially in the form of Exhibit E hereto, from each of the persons set forth on Schedule D-2.

(k)                                 The Custodian will deliver to the Underwriter a letter stating that it will deliver to each Selling Stockholder, other than the Onex Selling Stockholders, a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(l)                                     To avoid a 28% backup withholding tax each Selling Stockholder will deliver to the Underwriter a properly completed and executed United States Treasury Department Form W9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

The Selling Stockholders and the Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests.  The Underwriter may waive compliance with any conditions to the obligations of the Underwriter hereunder.

8.                                      Indemnification and Contribution.

(a)                                 The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

(b)                                 Each Selling Stockholder severally and not jointly, will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with such Selling Stockholder’s Selling Stockholder Information, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below; provided further, however, that the aggregate liability of each such Selling Stockholder pursuant to this subsection (b) and subsection (e) below shall not exceed the amount of proceeds (after deducting underwriting discounts and commissions) each such Selling Stockholder receives from the sale of the Offered Securities.

(c)                                  The Underwriter will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished by the Underwriter:  on the front cover page, the Underwriter’s name and the information contained in the first, second and fifth sentences of the first paragraph and the first and second sentence of the second paragraph under the caption “Underwriting—Price Stabilization and Short Positions.”

(d)                                 Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)                                  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of each Selling Stockholder in this subsection (e) are several and not joint and the aggregate liability of each such Selling Stockholder pursuant to this subsection (e) and subsection (b) above shall not exceed the amount of proceeds (after deducting underwriting discounts and commissions) each such Selling Stockholder shall receive from the sale of the Offered Securities.

(f)                                   The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Under writer within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9.                                      [Reserved.]

10.                               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders and the Underwriter pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.  If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(d), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.                               Notices.  All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or facsimiled and confirmed to Barclays Capital Inc., 745 Seventh Avenue, New York, New York, 10019 Attention:  Syndicate Registration (fax: (646) 834-8133) or, if sent to the Company, will be mailed, delivered or facsimiled and confirmed to it at Spirit AeroSystems Holdings, Inc., 3801 South Oliver, Wichita, Kansas 67210, Attention:  Jon D. Lammers, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or facsimiled and confirmed to each of them at its respective address set forth on Schedule A hereto; provided, however, that any notice to the Underwriter pursuant to Section 8 will be mailed, delivered or facsimiled and confirmed to the Underwriter.

12.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.                               Representation.  Joseph T. Boyle will act for the Selling Stockholders (other than the Onex Selling Stockholders) in connection with such transactions, and any action under or in respect of this Agreement taken by Joseph T. Boyle will be binding upon all the Selling Stockholders (other than the Onex Selling Stockholders).  Tawfiq Popatia will act for the Onex Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by Tawfiq Popatia will be binding upon all the Onex Selling Stockholders.

14.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.                               Absence of Fiduciary Relationship.  The Company and the Selling Stockholders acknowledge and agree that:

(a)                                 The Underwriter has been retained solely to act as underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriter has advised or is advising the Company or the Selling Stockholders on other matters;

(b)                                 the price of the Offered Securities set forth in this Agreement was established by the Company, as Custodian, and the Selling Stockholders following discussions and arm’s-length negotiations with the Underwriter and the Company, as Custodian, and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  the Company and the Selling Stockholders have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 the Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting such a fiduciary duty claim on behalf of or in right of the Company or the Selling Stockholders, including stockholders, employees or creditors of the Company or the Selling Stockholders.

16.                               Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

SPIRIT AEROSYSTEMS HOLDINGS, INC.,

By:	/s/Jon D. Lammers
	Name:	Jon D. Lammers
	Title:	SVP, General Counsel and Secretary

By:	/s/ Joseph T. Boyle
Joseph T. Boyle, AS ATTORNEY-IN-FACT FOR SELLING STOCKHOLDERS LISTED ON SCHEDULE C

ONEX PARTNERS LP

By: Onex Partners GP LP, its General Partner
By: Onex Partners Manager LP, its Agent
By: Onex Partners Manager GP ULC., its General Partner

By:	/s/ Robert M. Le Blanc
	Name:	Robert M. Le Blanc
	Title:	Senior Managing Director

By:	/s/ Donald F. West
	Name:	Donald F. West
	Title:	Vice President and Secretary

OAH WIND LLC

By:	/s/ Robert M. Le Blanc
	Name:	Robert M. Le Blanc
	Title:	Director

By:	/s/ Donald F. West
	Name:	Donald F. West
	Title:	Director

ONEX SPIRIT CO-INVEST LP
By: Onex Partners GP LP, its General Partner
By: Onex Partners Manager LP, its Agent
By: Onex Partners Manager GP ULC., its General Partner

By:	/s/ Robert M. Le Blanc

[Signature Page to Underwriting Agreement]

	Name:	Robert M. Le Blanc
	Title:	Senior Managing Director

By:	/s/ Donald F. West
	Name:	Donald F. West
	Title:	Vice President and Secretary

WIND EI II LLC

By:	/s/ Robert M. Le Blanc
	Name:	Robert M. Le Blanc
	Title:	Director

By:	/s/ Donald F. West
	Name:	Donald F. West
	Title:	Director

ONEX US PRINCIPALS LP

By:	/s/ Donald F. West
	Name:	Donald F. West
	Title:	Director

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the Underwriter in accordance with its terms.

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE A

SCHEDULE B

SCHEDULE C

SCHEDULE D-1

SCHEDULE D-2

Exhibit A

Exhibit B

Exhibit C

Exhibit D

Exhibit E